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                                                                    Exhibit 21


                        Subsidiaries of the Registrant

Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

AII Acquisition Corp.                                        Delaware

Jessop Steel Company                                        Pennsylvania